SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): FEBRUARY 21, 2001


                             E-TREND NETWORKS, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                         0-28879             APPLIED FOR
(State or other jurisdiction of           (Commission          (IRS Employer
        incorporation)                    File Number)       Identification No.)



            5919 - 3RD STREET, S.E., CALGARY, ALBERTA, CANADA T2H 1K3
               (Address of principal executive offices) (Zip Code)


                                 (403) 252-7766
               Registrant's telephone number, including area code


                            COOL ENTERTAINMENT, INC.
          10900 N.E. 8TH STREET, SUITE 900, BELLEVUE, WASHINGTON 98004 (Former name or former address, if changed since last report)







Exhibit index on consecutive page 4

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         See the disclosure in Item 5 below.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         See the disclosure in Item 5 below.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not Applicable.


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         At a shareholders' meeting held January 26, 2001, the shareholders of E-Trend Networks, Inc., then a private Nevada corporation, approved the election of KPMG LLP to audit the financial statements for the fiscal year ended September 30, 2001. E-Trend's Board of Directors recommended KPMG LLP because that firm is the existing certifying accountant for the registrant, which is now the parent company of E-Trend due to the acquisition described in Item 5 below. Ernst & Young LLP had audited E-Trend's financial statements for the fiscal year ended September 30, 2000.


ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On February 21, 2001, the registrant effected its reorganization. Cool Entertainment, Inc., a Colorado corporation merged into E-Trend Networks, Inc., its wholly-owned Delaware subsidiary. As a result, the registrant changed its name to E-Trend Networks, Inc., changed its domicile to Delaware, and effected a 1-for-100 reverse stock split. The registrant's new CUSIP number is 26924T 10 4 and its new trading symbol is ETDN.

         Also on February 21, 2001, the registrant closed its acquisition of E-Trend Networks, Inc., a privately-held Nevada corporation ("E-Trend"), pursuant to the terms of a Share Exchange Agreement dated December 22, 2000 (the "Share Exchange Agreement"). E-Trend is now a wholly-owned subsidiary of the registrant.

         The registrant has issued 4,441,867 (post-reverse split) shares of its common stock to the shareholders of E-Trend. There are now 4,825,273 shares of common stock of the registrant issued and outstanding (without giving effect to the elimination of fractional shares).

         The registrant's management now consists of designees from E-Trend, with the exception of Len Voth:

             Caroline G. Armstrong     -       President, Chief Executive Officer, and
                                               Director
             Michael McKelvie          -       Senior Vice President, Marketing &

                                       2

                                               Communications
             Timothy J. Sebastian      -       Secretary and General Counsel
             Trevor Hillman            -       Director
             Gregg Johnson             -       Director
             Paul Miller               -       Director
             Donald Spear              -       Director
             Roy Grant                 -       Director
             Martin McDonough          -       Director
             William Christie          -       Director
             Len Voth                  -       Director



         An interim chief financial officer is currently serving until a permanent replacement is found. Effective May 7, 2001, the board of directors will be reduced to three members: Gregg Johnson, Trevor Hillman, and Len Voth.



         Since February 22, 2001, the executive offices of the registrant have been located at the facilities of E-Trend in Calgary, Alberta.


         Founded in April 1999 as a Nevada corporation by VHQ Entertainment Inc. (formerly Video Headquarters Inc.), a Canadian Venture Exchange ("CDNX")-listed company ("VHQ"), E-Trend develops and operates a number of Internet websites which offers a variety of products including music, movies on DVD and VHS, video games, PC gaming software, and other entertainment related products.


         E-Trend   has   two   existing   product-based   web   sites   and  one
         under development that target purchasers of its products and one information-based web site portal that is formatted as an online entertainment magazine:


            o WWW.MOVIESOURCE.COM, which currently offers filmed entertainment products, including feature films both in VHS cassette and DVD format, and educational, health and fitness and instructional videos and special interest videos;
            o WWW.VHQMUSIC.COM, which offers a broad range of compact disc and cassette music selections, and music video products;

            o WWWVHQGAMES.COM, which will offer current top-selling video game titles in popular video game and PC formats, including Sony Play Station, Sony Play Station II, Nintendo 64, and Sega Dreamcast, and focuses on video game enthusiasts; and

            o WWW.ENTERTAINME.COM which is an on-line entertainment magazine that functions as a portal to E-Trend's e-commerce sites.



ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

         Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


            (a) Financial statements of businesses acquired: E-Trend's audited statements for the year ended September 30, 2000, and E-Trend's unaudited statements for the three months ended December 31, 2000, are filed herewith.



            (b)   Pro forma financial information: Filed herewith


            (c)   Exhibits

                  REGULATION                                                       CONSECUTIVE
                  S-K  NUMBER                  DOCUMENT                            PAGE NUMBER

                     2.1         Share  Exchange  Agreement  dated December 22,
                                 2000 (1)<F1>                                           N/A

                     2.2         Certificate   of   Ownership   Merging   Cool
                                 Entertainment,  Inc. into E-Trend  Networks,  Inc.
                                 Pursuant to Section  253 of  the  Delaware
                                 General  Corporation  Law  and Articles  of
                                 Merger  Pursuant  to  Section  7-111-105  of the
                                 Colorado  Business  Corporation  Act (2)<F2>           N/A

                     2.3         Articles  of Share Exchange (3) <F3>                   N/A

                     16          Letter from auditor(4) <F4>                            N/A

                     99.1        Press Release dated February 21, 2001 (3)<F3>          N/A
                  ---------------

                  (1)<F1> Incorporated by reference to the registrant's definitive proxy statement filed January 2, 2001
                  (2)<F2> Incorporated by reference to the registrant's Form 10-QSB for the fiscal quarter ended December 31, 2000
                  (3)<F3>  Filed previously
                  (4)<F4>  To be filed by amendment



ITEM 8.  CHANGE IN FISCAL YEAR

         The business combination with E-Trend will be accounted for by the purchase method as a reverse take-over transaction with E-Trend identified as the acquiror and the registrant identified as the acquired business. E-Trend's fiscal year end is September 30. Accordingly, the new fiscal year end of the registrant will be September 30 and no transition report is required.



ITEM 9.  REGULATION FD DISCLOSURE

         Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     E-TREND NETWORKS, INC.


May 7, 2001                          By: /s/ CAROLINE G. ARMSTRONG
                                        -------------------------------------
                                        Caroline G. Armstrong, President and CEO

                      Unaudited Interim Consolidated Financial Statements



                      E-TREND NETWORKS, INC.



                      Three months ended December 31, 2000

                      (Expressed in U.S. dollars)

E-TREND NETWORKS, INC.
Interim Consolidated of Balance Sheets
(Expressed in U.S. dollars)

                                                            December 31,        September 30,
                                                                    2000                 2000
                                                             (unaudited)
Assets

Current assets:
     Cash and cash equivalents                               $ 1,451,102          $ 1,866,159
     Accounts receivable                                         307,099               69,583
     Due from related company (note 3)                                 -              207,716
     Inventory                                                   104,068               40,344
     Prepaid expenses                                              4,995                  773
     Note receivable from shareholder (note 3)                   333,300                    -

                                                               2,200,564            2,184,575

Investment (note 4)                                              217,169              232,382

Due from related company (note 3)                                356,706              231,709

Property and equipment                                           296,400              266,641

Goodwill (note 5)                                                180,086              175,169
                                                             ------------         ------------

                                                             $ 3,250,925          $ 3,090,476
                                                             ============         ============

Liabilities and Stockholders' Equity

Current liabilities:
     Bank indebtedness (note 2)                              $    82,547          $    74,816
     Demand loan (note 6)                                        333,300                    -
     Accounts payable and accrued liabilities                    434,083              201,585
                                                             ------------         ------------
                                                                 849,930              276,401

Stockholders' equity
     Authorized:
         25,000,000 preferred shares, par value $0.001
         25,000,000 common shares, par value $0.001
     Issued:
         Common shares (note 7)                                    8,854                8,854
         Additional paid in capital (note 7)                   3,601,406            3,601,406
         Deficit                                              (1,281,937)            (866,495)
         Unrealized gain from investment                          66,484               89,102
         Cumulative translation adjustment                         6,188              (18,792)
                                                             ------------         ------------
                                                               2,400,995            2,814,075

                                                             ------------         ------------
                                                             $ 3,250,925          $ 3,090,476
                                                             ============         ============

See accompanying notes to interim consolidated financial statements.

E-TREND NETWORKS, INC.
Interim Consolidated Statements of Operations and Deficit
(Expressed in U.S. dollars)
(Unaudited)

                                                            Three months         Three months
                                                                   ended                ended
                                                            December 31,         December 31,
                                                                    2000                 1999

Sales                                                        $   454,517          $         -

Cost of sales                                                    397,187                    -

                                                                  57,330                    -

Interest and other income                                         43,222                    -

Expenses:
     Operating and development                                   173,698               24,965
     General and administrative                                  257,890              267,958
     Advertising costs                                            17,639                1,073
     Sales and marketing                                          53,209                    -
     Depreciation                                                 10,226                    -
     Amortization of goodwill                                      3,332                    -
                                                             ------------         ------------
                                                                 515,994              293,996

                                                             ------------         ------------
Net loss for the period                                         (415,442)            (293,996)

Other comprehensive income:
     Unrealized gain from investment                              66,484                    -
     Foreign currency translation adjustment                       6,188                    -
                                                             ------------         ------------
                                                                  72,672                    -

                                                             ------------         ------------
Comprehensive loss                                           $  (342,770)         $  (293,996)
                                                             ============         ============

Deficit, beginning of period                                    (866,495)             (55,339)

Net loss for the period                                         (415,442)            (293,996)

                                                             ------------         ------------
Deficit, end of period                                       $(1,281,937)         $  (349,335)
                                                             ============         ============

See accompanying notes to interim consolidated financial statements.

E-TREND NETWORKS, INC.
Interim Consolidated Statements of Cash Flows
(Expressed in U.S. dollars)
(Unaudited)

                                                            Three months         Three months
                                                                   ended                ended
                                                            December 31,         December 31,
                                                                    2000                 1999

Cash was provided by (used for):

Operating activities:
     Net loss for the period                                 $  (415,442)         $  (293,996)
     Add (deduct) following item:
         Depreciation and amortization                            13,558                    -
     Net change in non-cash working capital                     (189,222)             (65,610)
                                                             ------------         ------------
                                                                (591,106)            (359,606)

Financing activities:
     Increase in bank indebtedness                                 7,731                    -
     Proceeds from demand loan                                   333,300                    -
     Proceeds from capital contributions                               -               61,562
     Due from related company                                   (124,997)            (127,688)
                                                             ------------         ------------
                                                                 216,034              (66,126)

Investment activities:
     Purchase of capital assets                                  (39,985)             (62,326)

                                                             ------------         ------------
Decrease in cash                                                (415,057)            (488,058)

Cash, beginning of period                                      1,866,159              638,712

                                                             ------------         ------------
Cash, end of period                                          $ 1,451,102          $   150,654
                                                             ============         ============

See accompanying notes to interim consolidated financial statements.

E-TREND NETWORKS, INC.
Notes to Interim Consolidated Financial Statements, page 2

Three months ended December 31, 2000 and 1999
(Expressed in U.S. dollars)
(Unaudited)

--------------------------------------------------------------------------------

1.   SIGNIFICANT ACCOUNTING POLICIES:

     The accompanying unaudited consolidated financial statements for E-Trend Investments, Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information, including all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the financial position, statement of operations and cash flows for the interim period. The financial information included herein is unaudited; however there have been no changes to the accounting policies as detailed in its audited financial statements dated September 30, 2000 during the interim periods presented. The consolidated financial statements include the accounts of E-Trend Networks, Inc. its wholly owned subsidiary Langara Distribution Inc., an Alberta, Canada Corporation and 100% of the consolidated financial results.



2.   BANK INDEBTEDNESS:

     The Corporation has a line of credit with a limit of $100,000 which accrues interest at prime plus 0.5% per annum.



3.   RELATED PARTY TRANSACTIONS:

     The due from related company of $356,706 represents an advance to the Corporation's major shareholder, Video Headquarters Inc. The advance bears interest at 8% per annum, is unsecured and has no fixed terms of repayment. For the three months ended December 31, 2000 the Corporation accrued interest income of $6,713 from Video Headquarters Inc.

     During the three months ended December 31, 2000 the Corporation sold $207,410 of its products to Video Headquarters Inc. As at December 31, 2000 Video Headquarters Inc. owes the Corporation $186,140.

     The note receivable from shareholder represents an advance to a shareholder of the Corporation. The advance bears interest at 20% and is secured by a promissory note. For the three months ended December 31, 2000, the Corporation accrued interest income of $13,332 of which $5,662 remains in accounts receivable at December 31, 2000.

E-TREND NETWORKS, INC.
Notes to Interim Consolidated Financial Statements, page 2

Three months ended December 31, 2000 and 1999
(Expressed in U.S. dollars)
(Unaudited)

--------------------------------------------------------------------------------



4.   INVESTMENT:

     On January 21, 2000 the Corporation swapped 99,900 common shares of Video Headquarters Inc., a publicly-traded Canadian company, for 100,000 shares of the Corporation at a value of $150,000.


                                                                              DECEMBER 31, 2000
                                                           Translated          Unrealized             Recorded
                                                           Cost Basis                Gain                Basis

     Video Headquarters common shares                  $      150,685       $      66,484        $     217,169


5.   ACQUISITION:

     The Corporation acquired all of the issued and outstanding shares of Langara Distribution Inc. ("Langara") effective January 1, 2000 for consideration of 200,000 common shares valued at $1.00 per share and 200,000 share purchase warrants exercisable at $2.00 per warrant from the date of issuance. The ascribed value of this transaction was $200,000 and no value has been ascribed to the warrants. This acquisition was accounted for by the purchase method allocating all of the purchase price to goodwill. The operating results of Langara are included in the consolidated statements of operations and deficit from the date of acquisition.



6.   DEMAND LOAN:

     The Corporation has a demand loan which accrues interest at the bank's prime rate and is secured by a pledge over specific assets.



7.   SHARE CAPITAL:

     Issued and outstanding common shares as at December 31, 2000 and September 30, 2000 were 8,853,734.

     Outstanding options as at December 31, 2000 and September 30, 2000 are 1,488,000 and 1,438,000 respectively.

Financial Statements

E-TREND NETWORKS, INC.
(formerly The Moviesource.com Corp.)
September 30, 2000

                          INDEPENDENT AUDITORS' REPORT





To the Stockholders of
E-Trend Networks, Inc.


We have audited the accompanying consolidated balance sheets of E-Trend Networks, Inc. and subsidiary (formerly The Moviesource.com Corp.) as at September 30, 2000 and 1999 and the related statements of operations and deficit, stockholders' equity and cash flows for the year ended September 30, 2000 and for the period from incorporation on April 29, 1999 to September 30, 1999. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of E-Trend Networks, Inc. (and subsidiary) as at September 30, 2000 and the results of its operations and its cash flows for the year ended September 30, 2000 and for the period from incorporation on April 29, 1999 to September 30, 1999 in conformity with accounting principles generally accepted in the United States.


Calgary, Canada                                            /S/ ERNST & YOUNG LLP
November 21, 2000                                          Chartered Accountants

                             E-TREND NETWORKS, INC.


                           CONSOLIDATED BALANCE SHEETS



As at September 30

                                                                            2000          1999
                                                                          (U.S. $)      (U.S. $)
                                                                        ---------------------------
ASSETS
CURRENT
Cash and cash equivalents [NOTE 6]                                         1,791,343       638,712
Accounts receivable                                                           69,583         3,297
Due from related company [NOTE 9]                                            207,716            --
Inventory                                                                     40,344            --
Prepaid expenses                                                                 773        45,060
                                                                        ---------------------------
                                                                           2,109,759       687,069

INVESTMENT [NOTE 4]                                                          232,382            --

DUE FROM RELATED COMPANY [NOTE 9]                                            231,709        31,487

CAPITAL ASSETS [NOTE 5]                                                      266,641        25,000

GOODWILL [NOTE 3]                                                            175,169            --
                                                                        ---------------------------
                                                                           3,015,660       743,556
                                                                        ===========================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Accounts payable and accrued liabilities                                     201,585        17,820
                                                                        ---------------------------

COMMITMENTS [NOTE 11]

STOCKHOLDERS' EQUITY
Authorized
   25,000,000 preferred shares, par value $0.001
   25,000,000 common shares, par value $0.001
Issued
   Common shares [NOTE 7]                                                      8,854         6,850
Additional paid in capital [NOTE 7]                                        3,601,406       774,225
Accumulated deficit                                                         (866,495)      (55,339)
Unrealized gain from investment                                               89,102            --
Cumulative translation adjustment                                            (18,792)           --
                                                                        ---------------------------
                                                                           2,814,075       725,736
                                                                        ---------------------------
                                                                           3,015,660       743,556
                                                                        ===========================

SEE ACCOMPANYING NOTES

On behalf of the Board:


               Director                                                 Director

                             E-TREND NETWORKS, INC.


                CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT



                                                           FOR THE TWELVE    FOR THE PERIOD FROM
                                                            MONTHS ENDED       INCORPORATION ON
                                                            SEPTEMBER 30,     APRIL 29, 1999 TO
                                                                2000          SEPTEMBER 30, 1999
                                                              (U.S. $)             (U.S. $)
                                                          --------------------------------------
REVENUE                                                         665,075                   --

COST OF SALES                                                   503,938                   --
                                                          --------------------------------------
                                                                161,137                   --
                                                          --------------------------------------

EXPENSES
Operating and development                                       436,764                   --
General and administrative                                      435,745               59,564
Advertising costs                                               108,703                   --
Sales and marketing                                              28,921                   --
Amortization of capital assets                                   31,756                   --
Amortization of goodwill                                         20,329                   --
                                                          --------------------------------------
                                                              1,062,218               59,564
                                                          --------------------------------------

LOSS BEFORE THE FOLLOWING                                      (901,081)             (59,564)

INTEREST INCOME                                                  89,925                4,225
                                                          --------------------------------------
NET LOSS FOR THE PERIOD [NOTE 10]                              (811,156)             (55,339)
                                                          --------------------------------------
OTHER COMPREHENSIVE INCOME
   Unrealized gain from investment                               89,102                   --
   Foreign currency translation adjustment                      (18,792)                  --
                                                          --------------------------------------
                                                          --------------------------------------
                                                                 70,310                   --
                                                          --------------------------------------
COMPREHENSIVE LOSS                                             (740,846)             (55,339)
                                                          ======================================


DEFICIT, BEGINNING OF PERIOD                                    (55,339)                  --

NET LOSS FOR THE PERIOD                                        (811,156)             (55,339)
                                                          --------------------------------------
DEFICIT, END OF PERIOD                                         (866,495)             (55,339)
                                                          ======================================


BASIC AND DILUTED LOSS PER SHARE [NOTE 8]                        (0.10)                (0.02)
                                                          ======================================

SEE ACCOMPANYING NOTES

                             E-TREND NETWORKS, INC.


                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY



As at September 30, 2000

                                                                COMMON STOCK
                                                        -----------------------------
                                                                                        PAID IN
                                                          NUMBER OF       AMOUNT        CAPITAL
                                                            SHARES       (U.S. $)       (U.S. $)
                                                        -------------------------------------------

Issuance of common stock [NOTE 7]                          6,850,000        6,850        774,225
                                                        -------------------------------------------

Balance, September 31, 1999                                6,850,000        6,850        774,225

Issuance of common shares for cash [NOTE 7]                1,618,734        1,619      2,395,732

Issuance of common shares for services [NOTE 7]               85,000           85         84,915

Issuance of common shares on acquisition of subsidiary
   [NOTES 3 AND 7]                                           200,000          200        199,800

Issuance of common shares for shares in investment
   [NOTES 4 AND 7]                                           100,000          100        149,900

Share issue costs                                                 --           --         (3,166)
                                                        -------------------------------------------
Balance, September 30, 2000                                8,853,734        8,854      3,601,406
                                                        ===========================================

SEE ACCOMPANYING NOTES

                             E-TREND NETWORKS, INC.


                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                           FOR THE TWELVE    FOR THE PERIOD FROM
                                                            MONTHS ENDED       INCORPORATION ON
                                                            SEPTEMBER 30,     APRIL 29, 1999 TO
                                                                2000          SEPTEMBER 30, 1999
                                                              (U.S. $)             (U.S. $)
                                                          -----------------------------------------
CASH WAS PROVIDED BY (USED FOR):

OPERATING ACTIVITIES
Net loss for the period                                        (811,156)            (55,339)
Amortization                                                     52,085                  --
Add (deduct) following item:
   Net change in non-cash working capital                       (86,294)            (30,537)
                                                          -----------------------------------------
                                                               (845,365)            (85,876)
                                                          -----------------------------------------
FINANCING ACTIVITIES
Proceeds from capital contributions                           2,394,185             781,075
Due from related company                                       (200,222)            (31,487)
                                                          -----------------------------------------
                                                              2,193,963             749,588
                                                          -----------------------------------------
INVESTING ACTIVITY
Purchase of capital assets                                     (195,967)            (25,000)
                                                          -----------------------------------------
INCREASE IN CASH                                              1,152,631             638,712

CASH, BEGINNING OF PERIOD                                       638,712                  --
                                                          -----------------------------------------
CASH, END OF PERIOD                                           1,791,343             638,712
                                                          =========================================


SEE ACCOMPANYING NOTES

                             E-Trend Networks, Inc.


                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT



September 30, 2000 (expressed in U.S. dollars)





1.   BASIS OF PRESENTATION

The Corporation was incorporated as The Moviesource.com Corp. under the Business Corporations Act (Nevada) on April 29, 1999. The Corporation changed its name effective February 10, 2000 to E-Trend Networks, Inc. The Corporation is committed to the business of e-commerce sales and distribution of filmed entertainment, video games and music.

The consolidated financial statements include the accounts of the Corporation and its wholly owned subsidiary, Langara Distribution Inc., an Alberta, Canada corporation.

2.   SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Corporation have been prepared in accordance with accounting principles generally accepted in the United States. The presentation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

CASH EQUIVALENTS

The Corporation considers cash invested in money market funds with a maturity of 90 days or less, amounting to $1,812,301 (1999 - $617,328), to be cash equivalents.

CAPITAL ASSETS

Capital assets are recorded at cost. Amortization is provided on the bases and at rates designed to amortize the cost of assets over their estimated useful lives. Amortization is recorded using the declining balance method at the following annual rates:

                 Furniture and fixtures          - 10%
                 Computer hardware               - 30%
                 Computer software               - 20%
                 Leasehold improvements          Over term of lease

                             E-Trend Networks, Inc.


                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT



September 30, 2000 (expressed in U.S. dollars)





CONCENTRATION OF CREDIT RISK

The financial instruments of the Corporation that are exposed to concentration of credit risk consist primarily of cash and short term deposits. The Corporation's cash and cash equivalents are placed with high quality major Canadian chartered banking institutions, limiting its exposure of credit risk.

GOODWILL

Goodwill is recorded at cost and is being amortized on a straight-line basis over 10 years. The recoverability of goodwill is assessed periodically based on management estimates of undiscounted future operating income from each of the acquired businesses to which the goodwill relates.

FINANCIAL INSTRUMENTS

Financial instruments of the Corporation consist mainly of cash and cash equivalents, accounts receivable, due from related company and accounts payable and accrued liabilities. At September 30, 2000, there are no significant differences between the carrying values of these amounts and their estimated market values.

REVENUE RECOGNITION

Gross revenue from product sales is recognized as the product is delivered. Sales returns are limited to 15% of the total sales to each unrelated customer and are credited against future sales.

INCOME TAXES

Income taxes are computed using the liability method. Under the liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.
Recognition of deferred tax assets is limited to amounts considered by management to be more likely than not of realization in future periods.

INVESTMENT

Investment is publicly traded equity securities classified as available for sale and are recorded at market. Unrealized gains and losses are reflected in other comprehensive income.

ADVERTISING COSTS

Advertising costs are expensed as incurred.

                             E-Trend Networks, Inc.


                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT



September 30, 2000 (expressed in U.S. dollars)



STOCK BASED COMPENSATION

The Corporation applies the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock option plans. Accordingly, no compensation cost is recognized in the accounts as options are granted with an exercise price that approximates the prevailing market price.

COMPUTATION OF LOSS PER SHARE

Basic loss per stock is computed by dividing the net loss attributable to common stockholders by the weighted average number of common stock outstanding for that period. Diluted loss per stock is computed giving effect to all dilutive potential common stock that were outstanding during the period. Dilutive potential common stock consist of incremental common stock issuable upon exercise of convertible securities. At September 30, 2000, there were no dilutive potential common stock and therefore the dilutive loss per stock is equivalent to the basic loss per stock.

FOREIGN CURRENCY TRANSLATION

The functional currency of the Corporation and its subsidiary is the Canadian dollar. Accordingly, all assets and liabilities are translated at the year end exchange rate and revenues and expenses are translated at average exchange rates. Gains and losses arising from the translation of the financial statements of the Corporation are recorded in a "Cumulative Translation Adjustment" account in stockholders' equity.

Transactions denominated in foreign currencies are translated at the exchange rate on the transaction date. Foreign currency denominated monetary assets and liabilities are translated at the exchange rate in effect of the balance sheet date. The resulting exchange gains and losses on these items are included in net earnings.

                             E-Trend Networks, Inc.


                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT



September 30, 2000 (expressed in U.S. dollars)





3.   ACQUISITION

The Corporation acquired all of the issued and outstanding shares of Langara Distribution Inc. ("Langara") effective January 1, 2000 for consideration of 200,000 common shares valued at $1.00 per share and 200,000 share purchase warrants exercisable at $2.00 per warrant from the date of issuance. The ascribed value of this transaction was $200,000 and no value has been ascribed to the warrants. This acquisition was accounted for by the purchase method allocating all of the purchase price to goodwill. The operating results of Langara are included in the consolidated statements of operations and deficit from the date of acquisition. The pro-forma loss and pro-forma loss per share for the year ended September 30, 1999 giving effect to the acquisition of Langara as though it had occurred as at October 1, 1998 do not differ materially from that recorded.

4.   INVESTMENT

On January 21, 2000, the Corporation swapped 99,900 common shares of Video Headquarters Inc., ("Video Headquarters") a publicly traded Canadian company, for 100,000 shares of the Corporation at a value of $150,000.

                                                                     SEPTEMBER 30, 2000
                                                          -----------------------------------------
                                                            TRANSLATED    UNREALIZED    RECORDED
                                                            COST BASIS       GAIN         BASIS
                                                                $              $            $
                                                          -----------------------------------------
Video Headquarters common shares                             143,280           89,102       232,382
                                                          =========================================

                             E-Trend Networks, Inc.


                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT



September 30, 2000 (expressed in U.S. dollars)





5.   CAPITAL ASSETS

                                                               SEPTEMBER 30, 2000
                                               ----------------------------------------------------
                                                                    ACCUMULATED    NET BOOK VALUE
                                                     COST          AMORTIZATION           $
                                                       $                 $
                                               ----------------------------------------------------
Furniture and fixtures                                 8,196              404              7,792
Leasehold improvements                                25,545            1,277             24,268
Computer hardware                                     31,718            4,468             27,250
Computer software                                    232,938           25,607            207,331
                                               ----------------------------------------------------
                                                     298,397           31,756            266,641
                                               ====================================================


                                                               SEPTEMBER 30, 1999
                                               ----------------------------------------------------
                                                                    ACCUMULATED    NET BOOK VALUE
                                                     COST          AMORTIZATION           $
                                                       $                 $
                                               ----------------------------------------------------
Computer software                                     25,000               --             25,000
                                               ====================================================

6.   LINE OF CREDIT

The Corporation has a line of credit with a limit of $150,000 which accrues interest at prime plus 0.5% per annum. As at September 30, 2000, this line of credit had an overdraft balance of $74,816.

7.   SHARE CAPITAL

AUTHORIZED

25,000,000 common shares at $0.001 per value
25,000,000 preferred shares at $0.001 per value

COMMON STOCK ISSUED

As of September 30, 1999, 6,075,000 and 775,000 common shares had been issued at $0.001 and $1.00 per share.

On October 1, 1999, 85,000 common shares were issued for services provided by three consultants in relation to the development of the Corporation's website for $1.00 per share.

On March 22, 2000, 1,618,734 common shares were issued for cash consideration at prices of $1.00 and $1.50 per share.

                             E-Trend Networks, Inc.


                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT



September 30, 2000 (expressed in U.S. dollars)




On January 21, 2000, 100,000 common shares were issued at $1.50 in exchange for common shares in Video Headquarters.

On January 1, 2000, 200,000 shares were issued to acquire Langara with an ascribed value of $1.00 per share.

OPTIONS

The Company is authorized to grant employees, directors and officers options to purchase up to 2,000,000 common shares. The following table details the options outstanding at September 30, 2000:

                                                               NUMBER OF       WEIGHTED AVERAGE
                                                                OPTIONS         EXERCISE PRICE
                                                                   #                   $
                                                            ---------------------------------------
Outstanding at September 30, 1999                                     --                 --
Granted                                                        1,438,000                1.99
                                                            ---------------------------------------
Outstanding at September 30, 2000                              1,438,000                1.99
                                                            =======================================
Exercisable at September 30, 2000                                  9,700                1.26
                                                            =======================================

The fair value for these  options  was  estimated  at the date of grant  using a
Black-Scholes   option   pricing  model  with  the  following   weighted-average
assumptions.

                                                                                         2000
                                                                                          $
                                                                                    ---------------
Risk free interest rate                                                                 7.50%
Dividend yield                                                                            0%
Volatility factors of expected market price                                              100%
Weighted average expected life of the options                                          2 years

                             E-Trend Networks, Inc.


                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT



September 30, 2000 (expressed in U.S. dollars)





The Black-Scholes options valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, the valuation model calculates the expected stock price volatility based on highly subjective assumptions. Because the Corporation's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Pro forma disclosures of loss and loss per common share are presented below as if the Corporation had adopted the cost recognition requirements under FAS 123. The compensation cost for the stock-based compensation was approximately $1,048,300.

                                                                                         2000
                                                                                          $
                                                                                    ---------------
Loss                                                        As reported                  811,156
                                                            Pro forma                  1,859,456
Basic and diluted loss per common share                     As reported ($/share)         (0.10)
                                                            Pro forma ($/share)           (0.23)

WARRANTS

On September 30, 2000, there were 200,000 common share purchase warrants issued and outstanding. Each warrant entitles the holder to purchase one common share of the Corporation for $2.00 per share expiring April 20, 2002.

8.   LOSS PER SHARE

                                                                     SEPTEMBER 30,  SEPTEMBER 30,
                                                                         2000            1999
                                                                           $              $
                                                                    -------------------------------
Net loss                                                                 811,156          55,339
Weighted average number of common shares outstanding                   7,946,310       2,857,943
                                                                    -------------------------------

Loss per common share - basic and diluted                                  (0.10)          (0.02)
                                                                    ===============================

9.   RELATED PARTY TRANSACTIONS AND ECONOMIC DEPENDENCE

The due from related company of $231,709 represents an advance to the Corporation's major shareholder, Video Headquarters. The advance bears interest at 8% per annum, is unsecured and has no fixed terms of repayment. At September 30, 2000, the Corporation received interest income of $17,056 from Video Headquarters.

                             E-Trend Networks, Inc.


                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT



September 30, 2000 (expressed in U.S. dollars)



The Corporation sold $608,305 of its products to Video Headquarters and at September 30, 2000, owes the Corporation $207,716 in trade receivables. The Corporation does not limit sales returns from Video Headquarters and receives 91.5% of its sales from Video Headquarters.

10.  INCOME TAXES

The income tax benefit differs from the amount computed by applying the Canadian federal statutory tax rates to the loss before income taxes for the following reasons:

                                                                     SEPTEMBER 30,  SEPTEMBER 30,
                                                                         2000            1999
                                                                           $              $
                                                                    -------------------------------
Income tax benefit at Canadian statutory rates (44.62%)                 (373,714)        (24,692)
Increase (decrease) in taxes resulting from:
Change in deferred tax asset valuation allowance                         373,714          24,692
                                                                    -------------------------------
Income tax benefit                                                            --              --
                                                                    ===============================

Future income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Corporation's future income tax assets are as follows:

                                                                     SEPTEMBER 30,  SEPTEMBER 30,
                                                                         2000            1999
                                                                           $              $
                                                                    -------------------------------
Non-capital loss carryforwards                                           371,374          24,692
Undepreciated capital costs in excess of book value of capital
   assets                                                                 17,961              --
                                                                    -------------------------------
Net future tax assets                                                    389,335          24,692
Valuation allowance                                                     (389,335)        (24,692)
                                                                    -------------------------------
                                                                               --               --
                                                                    ===============================

11.  COMMITMENTS

The Corporation is committed to the following rental payments under various equipment leases:

                                                         $
                                                    -------------
                                2001                    82,820
                                2002                    53,958
                                2003                    55,812
                                2004                    21,404
                                2005                     5,351


                                       25


                             E-Trend Networks, Inc.


                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT



September 30, 2000 (expressed in U.S. dollars)



                                                    -------------
                                                       219,345
                                                    =============

12.  SUBSEQUENT EVENT

On November 3, 2000, the Corporation entered into a letter of intent to be acquired, by way of a share exchange and reorganization, by Cool Entertainment Inc. The Corporation will be the successor company after conclusion of the proposed transaction.

                      Pro Forma Consolidated Financial Statements of



                      E-TREND NETWORKS, INC.



                      Period ended December 31, 2000

                      (Unaudited)

E-TREND NETWORKS, INC.
Pro Forma Consolidated Balance Sheet

December 31, 2000
(Unaudited)
(Expressed in U.S. Dollars)

                                                                             Pro forma
                                                                           adjustments
                                                                 Cool              and
                                            E-Trend    Entertainment,      eliminating               Pro forma
                                     Networks, Inc.              Inc.          entries            consolidated
                                                                          (note 3 (a))
Assets

Current assets:
     Cash and cash equivalents         $  1,451,102      $        205     $    (23,000)   2(d)    $  1,428,307
     Accounts receivable                    307,099                90                -                 307,189
     Inventory                              104,068                 -                -                 104,068
     Prepaid expenses                         4,995                 -                -                   4,995
     Note receivable from
       shareholder                          333,300                 -                -                 333,300
                                       -------------     -------------    -------------           -------------
                                          2,200,564               295          (23,000)              2,177,859

Investment                                  217,169                 -                -                 217,169

Due from related company                    356,706                 -                -                 356,706

Property and equipment                      296,400            10,940           68,000    2(d)         375,340

Goodwill                                    180,086                 -                -                 180,086

                                       -------------     -------------    -------------           -------------
                                       $  3,250,925      $     11,235     $     45,000            $  3,307,160
                                       =============     =============    =============           =============

Liabilities and Shareholders' Equity (Deficiency)

Current liabilities:
     Bank indebtedness                 $     82,547      $          -     $          -            $     82,547
     Demand loan                            333,300                 -                -                 333,300
     Accounts payable and
       accrued liabilities                  434,083            72,646                                  506,729
     Payable to related party                     -            93,789          (51,544)   2(e)          42,245
     Promissory note                              -                 -           45,000    2(d)               -
                                                                               (45,000)   2(d)
                                       -------------     -------------    -------------           -------------
                                            849,930           166,435          (51,544)                964,821

Shareholders' equity (deficiency):
     Common stock                             8,854        13,488,710      (13,488,710)   2(b)         105,398
                                                                                45,000    2(d)
                                                                                51,544    2(e)
     Additional paid-in capital           3,601,406            11,166          (11,166)   2(b)       3,601,406
     Deficit                             (1,281,937)      (13,655,076)        (155,200)   2(b)      (1,437,137)
                                                                            13,655,076    2(b)
     Cumulative translation
       adjustment                             6,188                 -                -                   6,188
     Unrealized gain from
       investment                            66,484                 -                -                  66,484
                                       -------------     -------------    -------------           -------------
                                          2,400,995          (155,200)          96,544               2,342,339

                                       -------------     -------------    -------------           -------------
                                       $  3,250,925      $     11,235     $     45,000            $  3,307,160
                                       =============     =============    =============           =============


See accompanying notes to pro forma consolidated financial statements.

E-TREND NETWORKS, INC.
Pro Forma Consolidated Statement of Operations

Year ended September 30, 2000
(Unaudited)
(Expressed in U.S. Dollars)

                                                                  Cool
                                             E-Trend    Entertainment,        Pro forma               Pro forma
                                       Networks, Inc.             Inc.      adjustments            consolidated
                                                                            (note 3(b))

Sales                                  $    665,075      $      3,518     $          -            $    668,593

Cost of sales                               503,938             3,092                -                 507,030
                                       -------------     -------------    -------------           -------------
                                            161,137               426                -                 161,563

Interest income                              89,925                79                -                  90,004

Operating expenses:
     Operating and development              436,764        12,639,635                -              13,076,399
     Management fees                              -           347,064                -                 347,064
     General and administrative             435,745           461,097                -                 896,842
     Depreciation                            31,756            16,754           16,000                  64,510
     Amortization of goodwill                20,329                 -                -                  20,329
     Advertising costs                      108,703                 -                -                 108,703
     Sales and marketing                     28,921                 -                -                  28,921
                                       -------------     -------------    -------------           -------------
                                          1,062,218        13,464,550           16,000              14,542,768

                                       -------------     -------------    -------------           -------------
Net loss for the period                $   (811,156)     $(13,464,045)    $    (16,000)           $(14,291,201)
                                       -------------     -------------    -------------           -------------

Net loss per common share, basic       $          -      $      (0.36)    $          -            $      (2.94)
                                       =============     =============    =============           =============

Weighted average common shares
   outstanding, basic                             -        37,200,888                -               4,853,876
                                       =============     =============    =============           =============


See accompanying notes to pro forma consolidated financial statements.

E-TREND NETWORKS, INC.
Pro Forma Consolidated Statement of Operations

Three months ended December 31, 2000
(Unaudited)
(Expressed in U.S. Dollars)

                                                                  Cool
                                             E-Trend    Entertainment,        Pro forma               Pro forma
                                      Networks, Inc.              Inc.      adjustments            consolidated
                                                                            (note 3(b))

Sales                                  $    454,517      $          -     $          -            $    454,517

Cost of sales                               397,187                 -                -                 397,187
                                       -------------     -------------    -------------           -------------
                                             57,330                 -                -                  57,330

Interest and other income                    43,222                73                -                  43,295

Operating expenses:
     Operating and development              173,698            14,947                -                 188,645
     Management fees                              -            41,341                -                  41,341
     General and administrative             257,890            13,813                -                 271,703
     Depreciation                            10,226             3,706            2,700                  16,632
     Amortization of goodwill                 3,332                 -                -                   3,332
     Advertising costs                       17,639                 -                -                  17,639
     Sales and marketing                     53,209                 -                -                  53,209
                                       -------------     -------------    -------------           -------------
                                            515,994            73,807            2,700                 592,501
                                       -------------     -------------    -------------           -------------
Net loss for the period                $   (415,442)     $    (73,734)    $     (2,700)           $   (491,876)
                                       =============     =============    =============           =============

Net loss per common share, basic       $          -      $      (0.00)    $          -            $      (0.10)
                                       =============     =============    =============           =============

Weighted average common shares
   outstanding, basic                             -        37,950,611                -               4,862,642
                                       =============     =============    =============           =============


See accompanying notes to pro forma consolidated financial statements.

E-TREND NETWORKS, INC.
Notes to Pro Forma Consolidated Financial Statements, page 3

Three months ended December 31, 2000
(Unaudited)
(Expressed in U.S. Dollars)

--------------------------------------------------------------------------------


1.   BASIS OF PRESENTATION:

     These pro forma consolidated financial statements give effect to the arrangement that closed on February 21, 2001 between E-Trend Networks, Inc. ("E-Trend") and Cool Entertainment, Inc. ("Cool") which will result in the exchange by the shareholders of E-Trend of all of its issued and outstanding common shares for 4,441,867 common shares of Cool. These pro forma consolidated financial statements are not necessarily indicative of what the financial position or results of operations would have been if the transactions described below had been completed at the dates indicated or purport to be indicative of the results that may be expected in the future.

     The pro forma consolidated financial statements have been prepared from:

     (a) the audited financial statements of E-Trend for the year ended September 30, 2000;

     (b) the unaudited interim financial statements of E-Trend as at and for the three months ended December 31, 2000;

     (c) the audited financial statements of Cool for the year ended June 30, 2000;

     (d) the unaudited interim financial statements of Cool for the three months ended September 30, 2000;

     (e) the unaudited interim financial statements of Cool as at and for the three and six months ended December 31, 2000;

     (f) the additional information set out in notes 2 and 3.

     The  pro  forma  consolidated   financial  statements  should  be  read  in
     conjunction with the financial statements of E-Trend and Cool referred to above.



2.   PRO FORMA TRANSACTIONS:

     The pro forma consolidated financial statements give effect to the following transactions relating to the proposed arrangement between E-Trend and Cool:

     (a) a redomiciliation of Cool to Delaware followed by a 1 for 100 reverse stock split of Cool's outstanding common stock;

     (b) issuance of 4,441,867 common shares of Cool to the shareholders of E-Trend in exchange for all of the issued and outstanding shares of E-Trend;

E-TREND NETWORKS, INC.
Notes to Pro Forma Consolidated Financial Statements, page 3

Three months ended December 31, 2000
(Unaudited)
(Expressed in U.S. Dollars)



2.   PRO FORMA TRANSACTIONS (CONTINUED):

     (c) at the closing date, each unexpired and unexercised outstanding stock option of E-Trend will be assumed by Cool. Each option assumed shall be subject to the same terms and conditions as the existing E-Trend options. As at December 31, 2000 E-Trend had 1,488,000 options outstanding at a weighted average exercise price of $2.01 per option of which 9,700 were exercisable at a weighted average exercise price of $1.26 per option.

     (d) the cash payment of $23,000 (Cdn $35,000) and the issuance of a promissory note of $45,000 by E-Trend to Fictional Media Inc., a company controlled by stockholders of Cool, in exchange for property and equipment, and the repayment of the note for consideration equal to 15,000 common shares of Cool upon completion of the proposed arrangement.

     (e) the repayment of a portion of the payable to related party, being Fictional Media Inc., for consideration assumed to be equal to 25,000 common shares of Cool upon completion of the proposed arrangement.

     On completion of these transactions, Cool proposes to change its name to E-Trend Networks, Inc.



3.   PRO FORMA ASSUMPTIONS:

     (a) Pro forma consolidated balance sheet:

         The pro forma consolidated balance sheet gives effect to the transactions described in note 2 as if they had occurred on December 31, 2000. As a result of the issuance of Cool's shares on the arrangement, the former shareholders of E-Trend will gain control over Cool. For accounting purposes, this business combination will be accounted for by the purchase method as a reverse-take-over transaction with E-Trend identified as the acquiror and Cool identified as the acquired business. For purposes of these pro forma consolidated financial statements, the fair value of the net assets acquired is equal to their book values. The excess of the value assigned to the liabilities assumed over the assets acquired of $155,200 has been recognized as a capital transaction and charged directly to deficit.

E-TREND NETWORKS, INC.
Notes to Pro Forma Consolidated Financial Statements, page 3

Three months ended December 31, 2000
(Unaudited)
(Expressed in U.S. Dollars)



3.   PRO FORMA ASSUMPTIONS (CONTINUED):

     (b) Pro forma consolidated statements of operations:

         The pro forma consolidated statements of operations give effect to the transactions described in note 2 as if they had occurred at the beginning of the respective periods presented. As the values assigned to the net assets acquired equal their book values, no adjustments are required to recognize impacts of the business combination. The pro forma consolidated statements of operations include an adjustment for depreciation of the acquired equipment described in note 2(d) as follows:


         Three months ended December 31, 2000                     $ 2,700
         Year ended September 30, 2000                             16,000




4.   SHARE CAPITAL:

                                                                                   Number
                                                                                of shares               Amount

     Authorized:
         20,000,000 Common shares, no par value

     Issued:
         Balance before transaction per Cool financial statements              38,340,636         $ 13,488,710
         Reverse stock split 1 for 100                                        (37,957,230)                   -
                                                                              ------------        -------------
                                                                                  383,406           13,488,710

         Shares issued at fair value to purchase all issued
           and outstanding shares of E-Trend                                    4,441,867                    -

         Adjustments of Cool share capital to comply with
           reverse-take-over accounting:
              Elimination of Cool share capital                                         -          (13,488,710)
              E-Trend share capital                                                     -                8,854

         Issued on settlement of note payable (note 2(d))                          15,000               45,000

         Issued on settlement of payable to related party (note 2(e))              25,000               51,544
                                                                              ------------        -------------
     Pro-forma balance, December 31, 2000                                       4,865,273         $    105,398
                                                                              ============        =============


     The pro forma consolidated financial statements reflect a reduction in authorized share capital to 20,000,000 common shares on April 20, 2001.

                   Pro Forma Consolidated Financial Statements of


                   COOL  ENTERTAINMENT,  INC.


                   Period ended September 30, 2000

                   (Unaudited)

COOL ENTERTAINMENT, INC.
Pro Forma Consolidated Balance Sheet
(Unaudited)
(Expressed in U.S. Dollars)

As at September 30, 2000

===============================================================================================================
                                                                                Pro forma
                                                                              adjustments
                                                  Cool                                and                 Cool
                                        Entertainment,           E-Trend      eliminating       Entertainment,
                                                  Inc.    Networks, Inc.          entries                 Inc.
---------------------------------------------------------------------------------------------------------------
                                                                             (note 3 (a))
Assets

Current assets:
     Cash and cash equivalents            $         -       $  1,791,343    $     (23,000)  2(d)  $  1,768,343
     Accounts receivable                            90            69,583               -                69,673
     Inventory                                      -             40,344               -                40,344
     Due from related company                       -            207,716               -               207,716
     Prepaid expenses                               -                773               -                   773
     ----------------------------------------------------------------------------------------------------------
                                                    90         2,109,759          (23,000)           2,086,849

Investment                                          -            232,382               -               232,382

Due from related company                            -            231,709               -               231,709

Property and equipment                          14,644           266,641           68,000   2(d)       349,285

Goodwill                                            -            175,169               -               175,169
---------------------------------------------------------------------------------------------------------------

                                          $     14,734      $  3,015,660    $      45,000         $  3,075,394
===============================================================================================================

Liabilities and Shareholders' Equity (Deficiency)

Current liabilities:
     Bank indebtedness                    $      1,030      $         -     $          -          $      1,030
     Accounts payable and
       accrued liabilities                      43,626           201,585               -               245,211
     Payable to related party                   51,544                -           (51,544)  2(e)            -
     Promissory note                                -                 -            45,000   2(d)            -
                                                                                  (45,000)  2(d)            -
     ----------------------------------------------------------------------------------------------------------
                                                96,200           201,585          (51,544)             246,241

Shareholders' equity (deficiency):
     Common stock                           13,388,710             8,854      (13,388,710)  2(b)       105,398
                                                                                   45,000   2(d)
                                                                                   51,544   2(e)
     Additional paid-in capital                111,166         3,601,406         (111,166)  2(b)     3,601,406
     Deficit                               (13,581,342)         (866,495)         (81,466)  2(b)      (947,961)
                                                                               13,581,342   2(b)
     Cumulative translation adjustment              -            (18,792)              -               (18,792)
     Unrealized gain from investment                -             89,102               -                89,102
     ----------------------------------------------------------------------------------------------------------
                                               (81,466)        2,814,075           96,544            2,829,153
---------------------------------------------------------------------------------------------------------------

                                          $     14,734     $   3,015,660    $      45,000         $  3,075,394
===============================================================================================================

See accompanying notes to pro forma consolidated financial statements.

COOL ENTERTAINMENT, INC.
Pro Forma Consolidated Statement of Operations and Deficit
(Unaudited)
(Expressed in U.S. Dollars)

Year ended June 30, 2000

===============================================================================================================
                                                   Cool           E-Trend
                                         Entertainment,         Networks,        Pro forma           Pro forma
                                                   Inc.              Inc.      adjustments        consolidated
---------------------------------------------------------------------------------------------------------------
                                                                               (note 3(b))

Sales                                    $        3,178      $    665,075       $       -       $      668,253

Cost of sales                                     2,765           503,938               -              506,703
---------------------------------------------------------------------------------------------------------------
                                                    413           161,137               -              161,550

Interest income                                      -             89,925               -               89,925

Operating expenses:
   Operating and development                 12,612,461           436,764               -           13,049,225
   Management fees                              261,945                -                -              261,945
   General and administrative                   418,151           435,745               -              853,896
   Depreciation                                  13,049            31,756           16,000              60,805
   Amortization of goodwill                          -             20,329               -               20,329
   Advertising costs                                 -            108,703               -              108,703
   Sales and marketing                               -             28,921               -               28,921
   ------------------------------------------------------------------------------------------------------------
                                             13,305,606         1,062,218           16,000          14,383,824
---------------------------------------------------------------------------------------------------------------

Net loss for the period                  $  (13,305,193)     $   (811,156)      $  (16,000)     $  (14,132,349)
===============================================================================================================
Net loss per common share, basic         $        (0.52)     $         -                -       $        (2.98)
===============================================================================================================
Weighted average common shares
   outstanding, basic                        25,383,924                -                -            4,735,706
===============================================================================================================

See accompanying notes to pro forma consolidated financial statements.

COOL ENTERTAINMENT, INC.
Pro Forma Consolidated Statement of Operations and Deficit
(Unaudited)
(Expressed in U.S. Dollars)

Three months ended September 30, 2000



===============================================================================================================
                                                   Cool           E-Trend
                                         Entertainment,         Networks,        Pro forma           Pro forma
                                                   Inc.              Inc.      adjustments        consolidated
---------------------------------------------------------------------------------------------------------------
                                                                               (note 3(b))

Sales                                       $       340      $    259,637       $       -        $     259,977

Cost of sales                                       327           189,406               -              189,733
---------------------------------------------------------------------------------------------------------------
                                                     13            70,231               -               70,244

Interest and other income                            79            47,151               -               47,230

Operating expenses:
     Operating and development                   27,174           155,156               -              182,330
     Management fees                             85,119                -                -               85,119
     General and administrative                  42,946           149,951               -              192,897
     Depreciation                                 3,705             5,000            3,000              11,705
     Amortization of goodwill                        -              4,540               -                4,540
     Advertising costs                               -             46,766               -               46,766
     Sales and marketing                             -             16,835               -               16,835
---------------------------------------------------------------------------------------------------------------
                                                158,944           378,248            3,000             540,192
---------------------------------------------------------------------------------------------------------------

Net loss for the period                     $  (158,852)     $   (260,866)      $   (3,000)      $    (422,718)
===============================================================================================================
Net loss per common share, basic            $     (0.00)     $         -                -        $       (0.09)
===============================================================================================================
Weighted average common shares
   outstanding, basic                        37,672,890                -                -            4,858,596
===============================================================================================================



See accompanying notes to pro forma consolidated financial statements.

COOL ENTERTAINMENT, INC.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited)
(Expressed in U.S. Dollars)

================================================================================

1.   BASIS OF PRESENTATION:

     The accompanying pro forma consolidated financial statements have been compiled for purposes of inclusion in the information statement for the special meeting of shareholders of Cool Entertainment, Inc. (the "Company") to be held on January 26, 2001. The pro forma consolidated financial statements give effect to the proposed arrangement between the Company and E-Trend Networks, Inc. ("E-Trend") which will result in the exchange by the shareholders of E-Trend of all of its issued and outstanding common shares for 4,441,867 common shares of the Company. These pro forma consolidated financial statements are not necessarily indicative of what the financial position or results of operations would have been if the transactions described below had been completed at the dates indicated or purport to be indicative of the results that may be expected in the future.

     The pro forma  consolidated  financial  statements have been prepared from:

     (a) the audited financial statements of the Company for the year ended June 30, 2000;

     (b) the unaudited financial statements of the Company as at and for the three months ended September 30, 2000;

     (c) the audited financial statements of E-Trend as at and for the year ended September 30, 2000;

     (d) unaudited internal financial information of E-Trend for the three months ended September 30, 2000; and

     (e) the additional information set out in notes 2 and 3.

     The consolidated financial statements should be read in conjunction with the financial statements of the Company and E-Trend included elsewhere herein.


2.   PRO FORMA TRANSACTIONS:

     The pro forma consolidated financial statements give effect to the following transactions relating to the proposed arrangement between the Company and E-Trend:

     (a) a redomiciliation of the Company to Delaware followed by a 1 for 100 reverse stock split of Cool's outstanding common stock;

     (b) issuance of 4,441,867 common shares of Cool to the shareholders of E-Trend in exchange for all of the issued and outstanding common shares of E-Trend; and

     (c) at the closing date each unexpired and unexercised outstanding stock option of E-Trend will be assumed by the Company. Each option assumed shall be subject to the same terms and conditions as the existing E-Trend options. As at September 30, 2000, E-Trend had 1,438,000 options outstanding at a weighted average exercise price of $1.99 per option of which 9,700 were exercisable at a weighted average exercise price of $1.26 per option.

COOL ENTERTAINMENT, INC.
Notes to Pro Forma Consolidated Financial Statements, page 2
(Unaudited)
(Expressed in U.S. Dollars)

Period ended September 30, 2000

================================================================================

     (d) the cash payment of $23,000 (Cdn $35,000) and the issuance of a promissory note of $45,000 by E-Trend to Fictional Media Inc., a company controlled by stockholders of Cool, is in exchange for property and equipment, and the repayment of the note for consideration equal to 15,000 common shares of Cool upon completion of the proposed arrangement.

     (e) The repayment of the payable to related party, being Fictional Media Inc., for consideration assumed to be equal to 25,000 common shares of Cool upon completion of the proposed arrangement.

         On completion of these transactions, the Company proposes to change its name to E-Trend Networks, Inc.

3.   PRO FORMA ASSUMPTIONS:

     (a) Pro forma consolidated balance sheet:

         The pro forma consolidated balance sheet gives effect to the transactions described in note 2 as if they had occurred on September 30, 2000. As a result of the issuance of the Company's shares on the arrangement, the former shareholders of E-Trend will gain control over the Company. For accounting purposes, this business combination will be accounted for by the purchase method as a reverse take-over transactions with E-Trend identified as the acquiree and the Company identified as the acquired business. For purposes of these pro forma consolidated financial statements, the fair value of the net assets acquired is equal to their book values. The excess of the value assigned to the liabilities assumed over the assets acquired of $81,466 has been recognized as a capital transaction and charged directly to deficit.

     (b) Pro forma consolidated statements of operations:

         The pro forma consolidated statements of operations give effect to the transactions described in note 2 as if they had occurred at the beginning of the periods presented. As the values assigned to the net assets acquired equal their book values, no adjustments are required to recognize impacts of the business combination. The pro forma consolidated statements of operations include an adjustment for depreciation of the acquired equipment described in note 2(c) as follows:

                  Three months ended September 30, 2000         $      3,000
                  Year ended June 30, 2000                            16,000

COOL ENTERTAINMENT, INC.
Notes to Pro Forma Consolidated Financial Statements, page 3
(Unaudited)
(Expressed in U.S. Dollars)

Period ended September 30, 2000

================================================================================

4.   SHARE CAPITAL:

     ==========================================================================================================
                                                                                   Number
                                                                                of shares               Amount
     ----------------------------------------------------------------------------------------------------------

     Authorized:
         100,000,000 Common shares, no par value

     Issued:
         Balance before transaction per Cool financial statements              37,752,401       $   13,388,710

         Reverse stock split 1 for 100                                        (37,374,877)                  -
         ------------------------------------------------------------------------------------------------------
                                                                                  377,524           13,388,710

         Shares issued at fair value to purchase all issued
            and outstanding shares of E-Trend                                   4,441,867                   -

         Adjustments  of Cool share  capital to comply  with  reverse  take-over accounting:
              Elimination of Cool share capital                                        -           (13,388,710)
              E-Trend share capital                                                    -                 8,854

         Issued on settlement of note payable                                      15,000               45,000

         Issued on settlement of payable to related party                          25,000               51,544
     ----------------------------------------------------------------------------------------------------------

     Pro forma balance, September 30, 2000                                      4,859,391       $      105,398
     ==========================================================================================================

                                       40